UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

ANN INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(212) 541-3300

(Registrant’s address, including zip code, and telephone number, including area code, of principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2015, by and among ANN INC., a Delaware corporation (“ANN” or the “Company”), ascena retail group, inc., a Delaware corporation (“ascena”), and Avian Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ascena (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into ANN, with ANN continuing as the surviving corporation (the “Merger”).

As previously disclosed on page 75 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on July 20, 2015 (the “Definitive Proxy Statement”), ANN, its board of directors, ascena and Merger Sub are named as defendants in a putative class action in the Delaware Court of Chancery challenging the Merger. The suit was filed on May 27, 2015 and is captioned Vladimir Gusinsky Living Trust v. ANN, Inc., C.A. No. 11067-CB (the “Action”). The complaint alleges, among other things, that ANN’s board of directors breached its fiduciary duties by agreeing to sell ANN through an unfair process and by failing to maximize the value of ANN. The complaint also alleges that ANN, Merger Sub and ascena have aided and abetted these breaches of fiduciary duty. On July 2, 2015, the plaintiff amended its complaint to include allegations that ANN’s preliminary proxy statement, filed as part of ascena’s registration statement, was materially misleading and incomplete.

On August 6, 2015, the defendants entered into a memorandum of understanding (the “MOU”) with the plaintiff providing for the settlement of the Action. While the Company and ascena believe that no supplemental disclosure is required under applicable laws, in order to avoid the burden and expense of further litigation, the Company and ascena have agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Delaware Court of Chancery will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by stockholders of the Company challenging any aspect of the proposed Merger, the Merger Agreement and any disclosure made in connection therewith, including in the Definitive Proxy Statement, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the Delaware Court of Chancery for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The settlement is also contingent upon, among other things, the Merger becoming effective under Delaware law. There can be no assurance that the Delaware Court of Chancery will approve the settlement contemplated by the MOU. In the event that the settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the Action.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the Action as set forth in this Current Report on Form 8-K, the Company and ascena agreed to make these supplemental disclosures to the Definitive Proxy Statement. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following supplemental disclosure is inserted at the end of the table on page 22 of the Definitive Proxy Statement as a note to ANN’s Basic Earnings Per Share for the Fiscal Quarter Ended May 2, 2015:

ANN’s Basic Earnings Per Share for the fiscal quarter ended May 2, 2015 increased to $0.30 compared to Basic Earnings Per Share of $0.11 for the fiscal quarter ended May 3, 2014 on a modest increase in sales for the same period year over year, due in part to cost savings initiatives instituted by ANN management.

The following supplemental disclosure is inserted as a new section immediately following the end of the Section titled “Comparative Per Share Market Price and Dividend Information” on page 29 of the Definitive Proxy Statement:

Certain Disclosures by ascena Subsequent to the Execution of the Merger Agreement

On July 10, 2015, ascena publicly disclosed that as a result of the preliminary annual goodwill and intangible assets impairment assessment performed during the fourth quarter of its fiscal year ended July 25, 2015, ascena determined that a non-operational, non-cash impairment charge is required to write-down goodwill and intangible assets at its Lane Bryant reporting unit from their carrying value to their implied fair value. As a result, ascena expects that it will record a non-cash, pre-tax impairment charge in the range of $275 million to $325 million during the fourth quarter of its fiscal year ended July 25, 2015 (the “Impairment Charge”); however, the final amount of the Impairment Charge has not yet been determined. No cash expenditures are anticipated as a result of the Impairment Charge.

In its Quarterly Report on Form 10-Q for the fiscal quarter ended April 25, 2015 (the “ascena 2015 Third Quarter Form 10-Q”), ascena disclosed that it is a party to lawsuits related to pricing practices at its Justice reporting unit (collectively, the “Justice Cases”). As of the date of the ascena 2015 Third Quarter Form 10-Q, ascena could not estimate the cost of resolving the Justice Cases. On July 10, 2015, ascena publicly disclosed that in early July 2015, based on recent developments in the Justice Cases, ascena determined that it is required to record a reserve for the future settlement of the Justice Cases in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 450-20-25. As a result, ascena currently expects to record a pre-tax charge of approximately $50 million during the fourth quarter of its fiscal year ended July 25, 2015 (the “Litigation Charge”). The disclosure in this paragraph and the previous paragraph was provided solely by ascena and ANN has not expressed any views relating to, and is not responsible for, the foregoing views.

ascena publicly announced, on June 2, 2015, its third quarter earnings and, on July 10, 2015, an updated fiscal 2015 financial outlook. ascena had not provided to ANN or ANN’s board of directors drafts of these public announcements before their release. After the public announcement of ascena’s updated fiscal 2015 financial outlook, ANN’s management team, at the request of members of ANN’s board of directors, undertook a review of ascena’s updated fiscal 2015 financial outlook. On July 22, 2015, members of management updated the ANN board of directors on their review.

The following supplemental disclosure replaces in its entirety the seventh and eighth full paragraphs on page 46 of the Definitive Proxy Statement concerning the Background of the Merger:

Between May and July 2014, at the direction of the ANN board of directors, ANN’s management held an in-person meeting and additional calls with representatives of Golden Gate to understand Golden Gate’s perspectives on ANN and its views as to how ANN could enhance stockholder value, including Golden Gate’s recommendation that ANN consummate a share repurchase program to purchase up to $750 million of ANN common stock.

On May 21 and 22, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell, Lipton, Rosen & Katz, ANN’s outside legal counsel, which we refer to as Wachtell Lipton. At this meeting, ANN’s management updated the ANN board of directors on the discussions with Golden Gate. Additionally, representatives of J.P. Morgan presented a preliminary analysis of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan, the possibility of pursuing an acquisition of one or more industry participants, the possibility of a business combination transaction with an industry participant, including, among others, ascena, or pursuing a sale of ANN in an all-cash transaction. Additionally, representatives of J.P. Morgan presented a preliminary analysis of the potential financial impact of ANN implementing a leveraged recapitalization combined with a share repurchase program in the range of $250 million to $1 billion, or dividend, which we refer to as a leveraged recapitalization and distribution. ANN’s management, with the assistance of J.P. Morgan, conducted sensitivity analyses from time to time to assess the effect a leveraged recapitalization and distribution would have on ANN.

The following supplemental disclosure replaces in its entirety the first full paragraph on page 47 of the Definitive Proxy Statement concerning the Background of the Merger:

On August 20, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At this meeting, representatives of J.P. Morgan continued to discuss with the ANN board of directors their continued analysis of options available to ANN to enhance stockholder value. Following discussion at this meeting, the ANN board of directors determined not to further pursue an acquisition of Strategic Party B or Strategic Party C, because the ANN board concluded that neither transaction was supported by a compelling strategic rationale. The ANN board of directors considered the status of discussions with Strategic Party A and Strategic Party D and the rationale for pursuing an acquisition of Strategic Party A and/or a business combination transaction with Strategic Party D, and determined that management should continue to pursue both potential transactions in parallel.

The following supplemental disclosure replaces in its entirety the sixth full paragraph on page 47 of the Definitive Proxy Statement concerning the Background of the Merger:

On September 9, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At this meeting, representatives of J.P. Morgan updated the ANN board of directors on the market reaction to the letter published by Engine Capital and Red Alder and on J.P. Morgan’s continued analysis of options available to ANN to enhance stockholder value. In addition, at the meeting, ANN’s management reviewed and discussed with the ANN board of directors the long-range plan for ANN’s businesses through fiscal year 2017, which had been prepared in the course of ANN’s annual business planning process and discussed in preliminary form with the ANN board of directors in May and August 2014 and updated and finalized in September 2014. The ANN board of directors also discussed the status of discussions with Strategic Party A and Strategic Party D and the rationale for pursuing an acquisition of Strategic Party A and/or a business combination transaction with Strategic Party D, and determined that management should continue to pursue both potential transactions in parallel.

The following supplemental disclosure replaces in its entirety the third full paragraph on page 48 of the Definitive Proxy Statement concerning the Background of the Merger:

In October and November 2014, ANN entered into confidentiality agreements with four private equity firms, which we refer to as Sponsor A, Sponsor B, Sponsor C and Sponsor D, each containing customary standstill restrictions. These restrictions, as well as the customary standstill restrictions included in the confidentiality agreement between ANN and Strategic Party D, automatically terminated upon ANN entering into the merger agreement with ascena, thereby permitting each of these parties, as well as Strategic Party A, Strategic Party B and Strategic Party C (whose respective confidentiality agreements did not contain standstill restrictions) to contact ANN regarding a potential alternative transaction to the merger with ascena free of any restriction under their respective confidentiality agreements. After entering into the confidentiality agreements, the four private equity firms were provided with non-public information regarding ANN and attended separate presentations with ANN’s management.

The following supplemental disclosure replaces in its entirety the seventh full paragraph on page 48 of the Definitive Proxy Statement concerning the Background of the Merger:

On November 4, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan updated the ANN board of directors on J.P. Morgan’s continued analysis of options available to ANN to enhance stockholder value, including a potential leveraged recapitalization and distribution. Representatives of J.P. Morgan also discussed with the ANN board of directors the status of contacts that had been made with the identified strategic and private equity parties in connection with the market check, with which J.P. Morgan had previously been instructed to assist, including those parties that had entered into confidentiality agreements with ANN. Representatives of J.P. Morgan informed the ANN board of directors that two of the strategic parties contacted by representatives of J.P. Morgan and Sponsor A had informed J.P. Morgan that they were not interested in exploring a potential transaction with ANN and that the remaining strategic party had not yet determined whether to enter into a confidentiality agreement with ANN (which party subsequently determined not to enter into a confidentiality agreement). The ANN board of directors also reviewed the status of discussions with Strategic Party D regarding a potential business combination transaction with Strategic Party D, and, upon discussion, concluded that such a transaction was not supported by a compelling strategic rationale or synergy potential. The ANN board of directors accordingly determined that ANN not actively pursue further discussions with Strategic Party D in light of the transaction not being supported by a compelling strategic rationale or synergy potential.

The following supplemental disclosure is inserted following the eighth full paragraph on page 49 of the Definitive Proxy Statement concerning the Background of the Merger:

In December 2014, representatives of ascena provided to J.P. Morgan who subsequently delivered to ANN a copy of ascena’s long-range plan, consisting of consolidated projections and individual projections by business lines through ascena’s fiscal year 2017, which was subsequently revised and expanded by ascena in January 2015 and March 2015 and provided by ascena’s representatives to ANN through J.P. Morgan. See “Certain Unaudited Prospective Financial Information Concerning ascena” below regarding ANN’s and J.P. Morgan’s use of the plan information provided by ascena.

The following supplemental disclosure replaces in its entirety the tenth full paragraph on page 52 of the Definitive Proxy Statement concerning the Background of the Merger:

Also on April 10, 2015, representatives of Sponsor B informed representatives of J.P. Morgan that Sponsor B would submit a revised proposal during the week of April 13. Subsequently, on April 14, 2015, a representative of Sponsor B informed a representative of J.P. Morgan that Sponsor B was no longer interested in pursuing a transaction with ANN at this time because Sponsor B indicated that it had concerns with respect to ANN’s business performance.

The following supplemental disclosure replaces in its entirety the fourth full paragraph on page 62 of the Definitive Proxy Statement concerning Certain Unaudited Prospective Financial Information:

The ANN business projections for fiscal years ended 2015 through 2017 included below in “—ANN Long-Range-Plan-Based Business Projections” (the “ANN Annual Strategic Plan Information”), which underlie the ANN Long-Range-Plan-Based Business Projections and all of the sensitized projections included below, have not been updated since they were developed in September 2014 in connection with

ANN’s annual strategic review process. Accordingly, the ANN Annual Strategic Plan Information and the other prospective information included below do not reflect ANN’s current estimates and do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the ANN Forecasts and Sensitivity Information do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. None of ANN, ascena or Merger Sub undertakes any obligation to update the ANN Forecasts and Sensitivity Information. ANN developed the plan through fiscal year 2017, known as the ANN “long-range plan,” for operational and planning purposes, and provided the plan to J.P. Morgan, and directed J.P. Morgan to use the long-range plan information in connection with its advisory and valuation work for ANN.

The following supplemental disclosure is inserted at the end of the first full paragraph on page 63 of the Definitive Proxy Statement under the heading “ANN Long-Range-Plan-Based Business Projections”:

The ANN Annual Strategic Plan Information was also provided by J.P. Morgan at ANN’s direction to participants in the market check process conducted by ANN with the assistance of J.P. Morgan.

The following supplemental disclosure replaces the table on page 63 of the Definitive Proxy Statement set forth under the heading “ANN Long-Range-Plan-Based Business Projections”:

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$2,635	$2,736	$2,900	$3,076	$3,193	$3,264	$3,331	$3,392	$3,448	$3,501
EBITDA(1)	269	334	399	409	382	365	345	330	313	307
EBIT	164	228	290	300	295	283	270	257	242	233
Taxes	(65)	(91)	(116)	(120)	(118)	(113)	(108)	(103)	(97)	(93)
Capital Expenditures	(110)	(129)	(109)	(108)	(86)	(82)	(75)	(72)	(71)	(74)
Changes in NetWorking Capital & Deferred Tax	12	(5)	(0)	(3)	(2)	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow	$105	$109	$174	$177	$175	$168	$160	$153	$144	$138

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

The following supplemental disclosure replaces the table on page 63 of the Definitive Proxy Statement set forth under the heading “ANN Sensitized Business Projections – Excluding Lou & Grey”:

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$2,628	$2,683	$2,773	$2,822	$2,884	$2,943	$2,999	$3,050	$3,097	$3,144
EBITDA(1)	268	329	386	355	344	325	303	285	266	258
EBIT	163	224	281	272	259	244	229	214	197	186
Taxes	(65)	(90)	(113)	(109)	(104)	(98)	(92)	(86)	(79)	(74)
Capital Expenditures	(110)	(127)	(104)	(83)	(84)	(80)	(73)	(70)	(69)	(72)
Changes in Net Working Capital & Deferred Tax	12	(5)	(0)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow	$105	$107	$169	$162	$154	$145	$136	$127	$117	$110

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

The following supplemental disclosure replaces the table on page 64 of the Definitive Proxy Statement set forth under the heading “ANN Sensitized Business Projections – Excluding Lou & Grey With Gross Margin Reduction”:

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$2,628	$2,683	$2,773	$2,822	$2,884	$2,943	$2,999	$3,050	$3,097	$3,144
EBITDA(1)	268	302	331	298	286	266	243	224	204	195
EBIT	163	198	226	215	202	186	169	153	135	123
Taxes	(65)	(79)	(90)	(86)	(81)	(74)	(68)	(61)	(54)	(49)
Capital Expenditures	(110)	(127)	(104)	(83)	(84)	(80)	(73)	(70)	(69)	(72)
Changes in Net Working Capital & Deferred Tax	12	(5)	(0)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow	$105	$91	$136	$128	$119	$110	$100	$90	$79	$72

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

The following supplemental disclosure replaces the table on page 64 of the Definitive Proxy Statement set forth under the heading “ANN Sensitized Business Projections – Including Lou & Grey With Gross Margin Reduction”:

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$2,635	$2,736	$2,900	$3,076	$3,193	$3,264	$3,331	$3,392	$3,448	$3,501
EBITDA(1)	269	307	341	347	318	300	279	262	244	237
EBIT	164	201	232	239	231	217	203	189	173	163
Taxes	(65)	(80)	(93)	(96)	(93)	(87)	(81)	(76)	(69)	(65)
Capital Expenditures	(110)	(129)	(109)	(108)	(86)	(82)	(75)	(72)	(71)	(74)
Changes in Net Working Capital & Deferred Tax	12	(5)	(0)	(3)	(2)	(2)	(2)	(2)	(2)	(2)
Unlevered Free Cash Flow	$105	$92	$139	$140	$137	$129	$120	$112	$102	$96

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

The following supplemental disclosure is inserted at page 64 of the Definitive Proxy Statement immediately before the heading “Opinion of ANN’s Financial Advisor”:

Certain Unaudited Prospective Financial Information Concerning ascena

In connection with its due diligence investigation of ascena, ANN reviewed certain prospective financial information regarding ascena provided by ascena, and based on such information, ANN prepared and provided certain prospective financial information concerning ascena (the “ANN-Developed Ascena Forecasts and Sensitivity Information”) to the ANN board of directors and J.P. Morgan. The ANN-Developed Ascena Forecasts and Sensitivity Information were prepared for internal use and to assist ANN and J.P. Morgan with their financial analyses of ascena. The ANN-Developed Ascena Forecasts and Sensitivity Information were not provided to ascena in connection with its due diligence investigation.

The following summary of this information is included solely to give ANN stockholders access to the information that ANN made available to its board of directors and financial advisor and is not included in this proxy statement/prospectus in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of ANN common stock.

The ANN-Developed Ascena Forecasts and Sensitivity Information were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither ANN’s independent auditors nor ascena’s independent auditors nor any other independent accountants, have compiled, examined or performed any procedures with respect to the ANN-Developed Ascena Forecasts and Sensitivity Information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such information. The Deloitte & Touche LLP report incorporated by reference in this proxy statement/prospectus with respect to ascena relates to ascena’s historical annual financial information. It does not extend to the ANN-Developed Ascena Forecasts and Sensitivity Information and should not be read to do so.

The ANN-Developed Ascena Forecasts and Sensitivity Information necessarily reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to ascena’s business, all of which are difficult to predict and many of which are beyond ascena’s control. The ANN-Developed Ascena Forecasts and Sensitivity Information also reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The ANN-Developed Ascena Forecasts and Sensitivity Information also reflect assumptions as to certain business decisions that are subject to change.

The ANN-Developed Ascena Forecasts and Sensitivity Information should not be regarded as an indication that ANN, ascena, Merger Sub, any of their respective financial advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of ANN, ascena, Merger Sub or any of their financial advisors or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective information described below. None of ANN, ascena, Merger Sub or any of their financial advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such prospective information if it is or becomes, or the underlying assumptions are or become, inaccurate (even in the short term).

The inclusion of the ANN-Developed Ascena Forecasts and Sensitivity Information herein should not be deemed an admission or representation by ANN, ascena or Merger Sub that they are viewed by ANN, ascena or Merger Sub as material information of ANN, and in fact, none of ANN, ascena or Merger Sub views the ANN Forecasts and Sensitivity Information as material because of the inherent risks and uncertainties associated with such long range forecasts. The ANN-Developed Ascena Forecasts and Sensitivity Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding ascena contained in this proxy statement/prospectus and ascena’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the ANN-Developed Ascena Forecasts and Sensitivity Information, stockholders are cautioned not to place undue, if any, reliance on the ANN-Developed Ascena Forecasts and Sensitivity Information included in this proxy statement/prospectus.

ANN Management ascena Base Case.

The following is a summary of certain unaudited prospective financial information concerning ascena for fiscal years 2015 through 2024 (the “ANN Management ascena Base Case”), which for fiscal years 2015 through 2017 was based on prospective financial information concerning ascena provided by ascena to ANN in connection with ANN’s due diligence of ascena and the balance of which (for fiscal years 2018 through 2024) was prepared by ANN by extrapolating the 2015 through 2017 ascena-provided financial information. The ANN Management ascena Base Case was provided to the ANN board of directors and J.P. Morgan, but was not provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$4,874	$5,007	$5,251	$5,415	$5,569	$5,713	$5,844	$5,963	$6,069	$6,160
EBITDA(1)	402	484	599	651	678	733	748	762	774	785
EBIT	194	241	354	398	417	465	473	480	486	492
Taxes	(70)	(90)	(134)	(150)	(157)	(175)	(179)	(181)	(184)	(186)
Capital Expenditures	(350)	(275)	(250)	(258)	(265)	(272)	(278)	(284)	(289)	(293)
Changes in Net Working Capital	(1)	46	23	13	11	8	5	3	1	0
Unlevered Free Cash Flow (2)	($4)	$165	$238	$256	$266	$293	$297	$300	$303	$306

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger.
(2)	Estimated unlevered free cash flow for 2015E reflects cash flows from May 15, 2015 through July 31, 2015.

ANN Management ascena Base Case With Gross Margin Reduction.

The following is a summary of an adjusted version of the ANN Management ascena Base Case information prepared by ANN assuming a reduction in gross margin of 100 basis points for fiscal year 2016, a reduction of 200 basis points for fiscal year 2017 and thereafter (the “ANN Management ascena Base Case With Gross Margin Reduction”), based solely on the information available to it at that time. The ANN Management ascena Base Case With Gross Margin Reduction was provided to the ANN board of directors and J.P. Morgan, but was not provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
(in millions)
Revenues	$4,874	$5,007	$5,251	$5,415	$5,569	$5,713	$5,844	$5,963	$6,069	$6,160
EBITDA(1)	402	434	494	543	566	619	631	643	653	662
EBIT	194	191	249	290	305	350	356	361	365	369
Taxes	(70)	(71)	(94)	(109)	(115)	(132)	(134)	(136)	(138)	(139)
Capital Expenditures	(350)	(275)	(250)	(258)	(265)	(272)	(278)	(284)	(289)	(293)
Changes in Net Working Capital	(1)	46	23	13	11	8	5	3	1	0
Unlevered Free Cash Flow (2)	($4)	$134	$173	$189	$196	$222	$224	$226	$228	$229

(1)	ANN defines EBITDA as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger.
(2)	Estimated unlevered free cash flow for 2015E reflects cash flows from May 15, 2015 through July 31, 2015.

The following supplemental disclosure replaces the second full paragraph on page 66 of the Definitive Proxy Statement concerning the Opinion of ANN’s Financial Advisor:

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. For instance, (a) J.P. Morgan’s opinion, which was dated as of May 17, 2015, did not take into account the Impairment Charge reported by ascena on July 10, 2015 (See “Certain Disclosures by ascena Subsequent to the Execution of the Merger Agreement”) and the ANN board of directors did not request that J.P. Morgan perform any additional valuation analyses taking into account the effect of the Impairment Charge and the Litigation Charge and (b) J.P. Morgan did not perform, and ANN did not request that J.P. Morgan perform, a subsequent discounted cash flow analysis taking into account the public disclosures made by ascena on July 10, 2015 concerning the Impairment Charge and the Litigation Charge (See “Certain Disclosures by ascena Subsequent to the Execution of the Merger Agreement”). J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the per share merger consideration to be paid to ANN’s common stockholders in the merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of ANN or the underlying decision by ANN to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the per share merger consideration to be paid to the holders of ANN common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which ANN’s common stock or ascena’s common stock will trade at any future time, whether before or after the closing of the merger.

The following supplemental disclosure is inserted immediately following the first table on page 67 of the Definitive Proxy Statement concerning the Opinion of ANN’s Financial Advisor:

The results of J.P. Morgan’s Public Trading Multiples Analysis for each of the selected companies observed by J.P. Morgan based on publicly available information is set forth in the following table:

	FV to EBITDA		P/E
	2015E	2016E	2015E	2016E
Urban Outfitters, Inc.	9.0x	8.0x	19.6x	16.8x
American Eagle Outfitters, Inc.	6.5x	6.0x	18.0x	16.0x
Chico’s FAS, Inc.	7.9x	7.1x	21.3x	17.6x
ascena	5.2x	4.6x	17.4x	14.6x
Abercrombie & Fitch Co.	4.0x	3.7x	23.8x	19.3x
Express Inc.	5.7x	5.2x	16.1x	14.3x

The following supplemental disclosure is inserted at the end of the last paragraph on page 67 of the Definitive Proxy Statement concerning the Public Trading Multiples Analysis performed by J. P. Morgan:

J.P. Morgan reviewed the following operating metrics, based on publicly available information, for each of the selected companies observed by J.P. Morgan :

	Long-term Growth Rate	Revenue Growth 2015E-2017E CAGR	Revenue Growth 2015E	EBITDA Margin Trailing Twelve Months	EBITDA Margin 2015E	EBIT Margin Trailing Twelve Months	Debt/ EBITDA
Urban Outfitters, Inc.	16.0%	8.1%	9.5%	15.2%	15.7%	11.0%	0.0x
American Eagle Outfitters, Inc.	7.9%	1.8%	3.6%	10.6%	12.6%	6.3%	0.0x
Chico’s FAS, Inc.	15.0%	4.6%	3.6%	10.7%	11.2%	6.1%	0.0x
ascena	19.6%	3.0%	1.7%	9.0%	8.9%	4.9%	0.3x
Abercrombie & Fitch Co.	13.0%	0.6%	(6.4%)	10.5%	9.6%	4.5%	0.9x
Express Inc.	19.5%	3.1%	4.7%	9.8%	10.3%	6.3%	0.9x

The following supplemental disclosure concerning the Selected Transactions Analysis performed by J.P. Morgan replaces the table at the top of page 68 of the Definitive Proxy Statement:

Acquiror	Target	Announcement Date	Firm Value/Trailing Twelve Months EBITDA
Hanesbrands Inc.	DBA Lux Holding S.A.	2014	7.5x
The Men’s Wearhouse, Inc.	Jos. A. Bank Clothiers, Inc.	2014	10.1x
Sycamore Partners	The Jones Group Inc.	2013	8.6x
Leonard Green & Partners	Lucky Brand Jeans	2013	7.2x
Hudson’s Bay Company	Saks Incorporated	2013	11.5x
Apax Partners	rue21, inc.	2013	9.7x
TowerBrook Capital Partners	True Religion Apparel, Inc.	2013	8.3x
Sycamore Partners	Hot Topic, Inc.	2013	8.5x
FAST RETAILING CO., LTD.	J Brand Holdings, LLC	2012	9.5x
ascena	Charming Shoppes, Inc.	2012	9.8x
TPG Capital / Leonard Green & Partners	J.Crew Group, Inc.	2010	8.6x

The following supplemental disclosure is replaces in its entirety the second full paragraph on page 69 of the Definitive Proxy Statement concerning the Illustrative Discounted Cash Flow Analysis performed by J. P. Morgan, ANN’s financial advisor:

For each of the above scenarios, J.P. Morgan calculated the present value of unlevered free cash flows that ANN is expected to generate during fiscal years 2015 (ended January 2016) through 2024 (ended January 2025) based upon financial projections provided by the management of ANN. J.P. Morgan also calculated a range of terminal values for ANN at January 31, 2025 by applying a perpetual growth rate ranging from 1.0% to 2.0% to the unlevered free cash flow of ANN during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of 8.5% to 10.5%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of ANN. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for ANN’s reported 2014 fiscal year-end (as at January 31, 2015) net cash of $208 million. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period. J.P. Morgan also calculated a range of implied terminal EBITDA multiples for each set of projections. For the ANN Long-Range-Plan-Based Business Projections, J.P. Morgan calculated a range of 5.0x to 7.4x. For the ANN Sensitized Business Projections—Excluding Lou & Grey, J.P. Morgan calculated a range of 4.8x to 6.9x. For the ANN Sensitized Business Projections—Excluding Lou & Grey with Gross Margin Reduction, J.P. Morgan calculated a range of 4.1x to 6.0x. For the ANN Sensitized Business Projections—Including Lou & Grey with Gross Margin Reduction, J.P. Morgan calculated a range of 4.5x to 6.6x.

The following supplemental disclosure replaces in its entirety the third full paragraph on page 70 of the Definitive Proxy Statement concerning the Opinion of ANN’s Financial Advisor:

During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates had any other material financial advisory or other material commercial or investment banking relationships with ANN or ascena other than that J.P. Morgan acted as ANN’s strategic advisor from February 2014 to May 2015. In addition, J.P. Morgan’s affiliate provides treasury services to ascena and is an agent bank and a lender under an outstanding revolving credit facility of ascena. In addition, J.P. Morgan and its affiliates maintain banking and other business relationships with ANN and its affiliates. During the preceding two year period ending on April 30, 2015, the approximate aggregate fees received by J.P. Morgan from ANN were $2.6 million and from ascena were $1.9 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of ANN or ascena for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

The following supplemental disclosure is inserted immediately following the end of the fourth full paragraph on page 73 concerning the Financing of the Merger:

During the course of and in connection with the marketing and syndication of the $1.8 billion senior secured term B loan facility, certain terms of the term B loan facility were amended in order to ensure a successful syndication of the term B loan facility. Among other terms, the pricing was increased from a previously indicated range of LIBOR plus 350-375 basis points to LIBOR plus 450 basis points, with a 0.75% LIBOR floor. In addition, the original issue discount of 50 basis points was increased to 200 basis points. As a result of such amendments, the primary syndication of the term B loan facility was successfully completed during the week of July 27, 2015. No changes were made to the terms of ascena’s amended asset-based revolving credit facility.

On or about July 10, 2015, ascena made available to potential lenders a presentation that ascena also furnished to the SEC under Item 7.01 (Regulation FD Disclosure) of Current Report on Form 8-K. The presentation included prospective financial information concerning ascena’s fiscal year 2015 prior to ascena’s public disclosures made on July 10, 2015 regarding the Impairment Charge and the Litigation Charge and ascena’s downward revision of its previously projected financial results for its fiscal year ended July 25, 2015 (See “Certain Disclosures by ascena Subsequent to the Execution of the Merger Agreement”). The foregoing disclosure was provided solely by ascena and ANN has not expressed any views relating to, and is not responsible for, the foregoing views.

Additional Information and Where to Find It

In connection with the proposed transaction, Ascena has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of ANN that also constitutes a prospectus of Ascena. The definitive proxy statement/prospectus was mailed to stockholders of ANN on or about July 20, 2015. Investors and security holders are urged to read the definitive proxy statement/prospectus and other relevant documents filed with the SEC, because they contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ascena by contacting Ascena Investor Relations at (551) 777-6895, or by e-mail at asc-ascenainvestorrelations@ascenaretail.com. Investors and security holders may obtain free copies of the documents filed with the SEC by ANN by contacting ANN Investor Relations at 212-541-3300 ext. 3598, or by e-mail at investor_relations@ANNinc.com.

Ascena and ANN and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Ascena’s directors and executive officers is available in Ascena’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on November 3, 2014. Information about directors and executive officers of ANN is available in the proxy statement for the 2015 Annual Meeting of Stockholders of ANN filed with the SEC on April 2, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC regarding the Merger. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Ascena or ANN using the sources indicated above.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which ascena and ANN operate and beliefs of and assumptions made by ascena management and ANN management, involve uncertainties that could significantly affect the financial results of ascena or ANN or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving ascena and ANN, including future financial and operating results, the combined company’s plans, objectives, ratings, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating ascena and ANN, providing stockholders with a more attractive currency, and the expected timetable for completing the proposed transaction — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the Merger and the timing of the closing of the Merger; the ability to successfully integrate ANN’s and ascena’s operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; negative rating agency actions; and those additional risks and factors discussed in reports filed with the SEC by ascena and ANN from time to time, including those discussed under the heading “Risk Factors” in the Definitive Proxy Statement and in ANN’s and ascena’s respective most recently filed reports on Form 10-K and 10-Q. Except as may be required by law, neither ascena nor ANN undertakes any duty to update any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANN INC.

Date: August 6, 2015	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo Executive Vice President, General Counsel and Secretary